Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of GCL Global Holdings Limited for the year ended March 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

July 31, 2025